UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

DIMECO, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 27, 2013

Dear Stockholder:

On behalf of the Board of Directors and management of Dimeco, Inc. (the “Company”), we cordially invite you to attend our 2013 Annual Meeting of Stockholders. The Annual Meeting will be held at the Community Room of the Wayne County Chamber of Commerce Building located at 303 Commercial Street, Honesdale, Pennsylvania, on Thursday, April 25, 2013, at 2:00 p.m. local time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business we expect to act upon at the Annual Meeting. Our directors and officers will be present to respond to any questions stockholders may have.

Your vote is important, regardless of the number of shares you own and regardless of whether you plan to attend the Annual Meeting. We encourage you to read the enclosed proxy statement carefully and sign and return your enclosed proxy card as promptly as possible because a failure to do so could cause a delay in the Annual Meeting and result in additional expense to the Company. A postage-paid return envelope is enclosed for your convenience. Returning your proxy will not prevent you from voting in person, but it will assure that your vote will be counted if you are unable to attend the Annual Meeting. If you do decide to attend the Annual Meeting and feel for whatever reason that you want to change your vote at that time, you will be able to do so. If you are planning to attend the Annual Meeting, please let us know by marking the appropriate box on the proxy card.

Sincerely,

Gary C. Beilman

President and

Chief Executive Officer

DIMECO, INC.

820 CHURCH STREET

HONESDALE, PENNSYLVANIA 18431

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 25, 2013

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Dimeco, Inc., will be held at the Community Room of the Wayne County Chamber of Commerce Building located at 303 Commercial Street, Honesdale, Pennsylvania, on Thursday, April 25, 2013, at 2:00 p.m., local time, for the following purposes:

1.	To elect three directors;
2.	To ratify the appointment of S.R. Snodgrass, A.C. as our independent auditors for the fiscal year ending December 31, 2013;
3.	To vote on a non-binding resolution to approve the compensation of the named executive officers;
4.	To vote on the frequency of the advisory vote on the compensation of our named executive officers; and
5.	To transact any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors is not aware of any other business to come before the Annual Meeting. Stockholders of record at the close of business on March 1, 2013 are the stockholders entitled to vote at the Annual Meeting and at any adjournments thereof.

Your vote is very important, regardless of the number of shares you own. We encourage you to vote by proxy so that your shares will be represented and voted at the Annual Meeting even if you cannot attend. All stockholders of record can vote by written proxy card. To obtain directions to attend the Annual Meeting and vote in person, please call Linda S. Tallman at (570) 253-1970. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote in person at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

John F. Spall

Secretary

Honesdale, Pennsylvania

March 27, 2013

PROXY STATEMENT

OF

DIMECO, INC.

820 CHURCH STREET

HONESDALE, PENNSYLVANIA 18431

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 25, 2013

GENERAL

This Proxy Statement is being furnished to stockholders of Dimeco, Inc. by the Company’s Board of Directors in connection with its solicitation of proxies for use at the Annual Meeting of Stockholders to be held at the Community Room of the Wayne County Chamber of Commerce Building located at 303 Commercial Street, Honesdale, Pennsylvania, on Thursday, April 25, 2013, at 2:00 p.m., local time, and at any adjournments thereof. The 2012 Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2012 and a form of proxy accompany this Notice of Annual Meeting of Stockholders and this Proxy Statement, which are first being mailed to stockholders on or about March 27, 2013.

VOTING AND PROXY PROCEDURES

Who Can Vote at the Annual Meeting

You are only entitled to vote at the Annual Meeting if our records show that you held shares of our common stock (the “Common Stock”) as of the close of business on March 1, 2013 (the “Record Date”). If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by filling out the voting instruction form that accompanies your proxy materials.

As of the Record Date, a total of 1,626,506 shares of Common Stock were outstanding. Each share of Common Stock has one vote in each matter presented.

Attending the Meeting

If you are a stockholder as of the close of business on March 1, 2013, you may attend the meeting. However, if you hold your shares in street name, you will need photo identification and proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank, broker or other nominee are examples of proof of ownership. If you want to vote your shares of Company Common Stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum and Vote Required

Quorum. The Annual Meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of Common Stock entitled to vote is represented at the meeting.

Votes Required for Proposals. In voting for the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the Annual Meeting. The term “plurality” means that the three nominees receiving the largest number of votes cast will be elected as directors.

In voting for the ratification of the appointment of S.R. Snodgrass, A.C., Certified Public Accountants (“S.R. Snodgrass, A.C.”), as our independent registered public accounting firm, you may vote in favor of the proposal, against the proposal or abstain from voting. This proposal will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting.

In voting on the non-binding resolution to approve the compensation of the named executive officers, you may vote in favor of the proposal, vote against the proposal or abstain from voting. To approve the non-binding resolution, the affirmative vote of a majority of the votes cast at the annual meeting is required.

In voting on the frequency of the stockholder vote to approve the compensation of the named executive officers, you may vote for a frequency of every one, two, or three years or abstain from voting. This proposal will be determined by the affirmative vote of a majority of the votes cast at the annual meeting.

How We Count Votes. If you return valid proxy instructions, or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes, if any, also will be counted for purposes of determining the existence of a quorum.

In the election of directors and the proposals relating to the ratification of the selection of the independent registered public accounting firm, the advisory vote to approve the compensation of the named executive officers and the frequency of the shareholder vote on the compensation of the named executive officers, abstentions and broker non-votes will have no effect on the votes.

Voting By Proxy

The Board of Directors is making available this Proxy Statement for the purpose of requesting that you allow your shares of Common Stock to be represented at the Annual Meeting by the persons named in the proxy card. All shares of Common Stock represented at the Annual Meeting by properly executed and dated proxy cards will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

•	“FOR” the election of the Board’s nominees to serve for a three-year term or until their successors are duly elected and qualified;

•	“FOR” ratification of S.R. Snodgrass, A.C. as our independent registered public accounting firm; and

•	“FOR” the approval of the compensation of the named executive officers.

The Board has determined not to make a recommendation regarding whether future advisory votes on executive compensation should occur every year, every two years or every three years.

If any matter not described in this Proxy Statement is properly presented at the Annual Meeting, the persons named on the proxy card will use their own best judgment to determine how to vote your shares. The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Secretary of the Company in writing before your Common Stock has been voted at the Annual Meeting, deliver a signed later dated proxy or attend the meeting and vote your shares in person. Attendance at the Annual Meeting will not in itself constitute revocation of your proxy.

If your Common Stock is held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other nominee, you must contact your broker, bank or other nominee.

Notice of Internet Availability of Proxy Materials

Important Notice Regarding Internet

Availability of Proxy Materials

for the Stockholder Meeting to be

Held on April 25, 2013

The Proxy Statement and Annual Report to

Stockholders are available at

http://www.cfpproxy.com/5506

Internet Access to Proxy Materials

Stockholders can elect to receive future proxy statements and annual reports over the Internet rather than in printed form. Stockholders of record can make this election by calling toll-free to 888-469-3463 or sending an e-mail to dimeco@thedimebank.com. If you hold your shares in street name, please refer to the information provided by your broker, bank or other nominee for instructions on how to elect to access future proxy materials over the Internet.

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PRINCIPAL HOLDERS OF OUR COMMON STOCK

Persons and groups beneficially owning more than 5% of the Common Stock are required to file certain reports regarding their ownership with the Securities and Exchange Commission (“SEC”). A person is the beneficial owner of shares of Common Stock if he or she has or shares voting or investment power over the shares, or has the right to acquire beneficial ownership of the shares at any time within 60 days from the Record Date. The following table sets forth information as of the Record Date with respect to the persons or groups known to the Company to beneficially own more than 5% of the Common Stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Shares of Common Stock Outstanding (%)
Henry M. Skier
820 Church Street
Honesdale, Pennsylvania 18431	110,100	6.8%

(1) See "Proposal 1. Election of Directors"

PROPOSAL 1. ELECTION OF DIRECTORS

Our bylaws require that directors be divided into three classes, as nearly equal in number as possible. Each class serves for a three year term, with approximately one-third of the directors elected each year. The Board of Directors currently consists of nine members, each of whom also serves as a director of The Dime Bank (the “Bank”). Three directors will be elected at the Annual Meeting, each to serve for a three-year term or until his or her successor has been elected and qualified.

The Board of Directors has nominated William E. Schwarz, Henry M. Skier and Todd J. Stephens (collectively, the “nominees”) for election as directors for additional three-year terms. The nominees currently serve as directors of the Company. The persons named as proxies in the enclosed Proxy Card intend to vote for the election of the nominees, unless the Proxy Card is marked to expressly withhold such authority. If any of the nominees withdraws or is unable to serve (which the Board of Directors does not expect), or should any other vacancy occur in the Board of Directors, the persons named in the enclosed Proxy Card intend to vote for the election of the person or persons that the Nominating Committee may recommend to the Board of Directors. If there is no substitute nominee, the size of the Board of Directors may be reduced.

The following table sets forth the names, ages, positions with the Company, terms of, and length of board service, numerical and percentage ownership of the Common Stock for each of the nominees, each director continuing in office and each executive officer who is not a director.

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Beneficial ownership of the directors and executive officers of the Company, as a group, is also set forth below:

Name and Positions with Company	Age (1)	Year First Elected or Appointed (2)	Current Term To Expire	Shares of Common Stock Beneficially Owned (1)(3)(4)	Percent Owned

BOARD NOMINEES FOR TERMS TO EXPIRE IN 2016

William E. Schwarz	70	1993	2013	23,063	1.4%
Director, Chairman of the Board
Henry M. Skier	72	1993	2013	110,100	6.8%
Director
Todd J. Stephens	43	2010	2013	2,943	*
Director
DIRECTORS CONTINUING IN OFFICE

Gary C. Beilman	58	2005	2014	22,005	1.4%
President, Chief Executive Officer and Director
Robert E. Genirs	77	1998	2014	17,413	1.1%
Director
Thomas A. Peifer	70	1993	2014	29,093	1.8%
Director
Barbara J. Genzlinger	61	1998	2015	10,962	*
Director
John S. Kiesendahl	66	1993	2015	44,647	2.7%
Director, Vice Chairman of the Board
John F. Spall	66	1999	2015	40,908	2.5%
Director, Secretary
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Maureen H. Beilman	57	-	-	14,520	*
Chief Financial Officer, Treasurer and Asst. Secretary
Peter Bochnovich	51	-	-	9,662	*
Senior Vice President and Asst. Secretary

Directors, nominees, named executive officers and executive officers of the Company as a group (11 persons)				325,316	19.7%

(1)	As of Record Date.
(2)	Refers to the year the individual first became a director of the Company.
(3)	The share amounts include 2,778 shares for Mr. Schwarz, 2,778 shares for Mr. Skier, 1,350 shares for Mr. Stephens, 5,460 shares for Mr. Beilman, 1,350 shares for Mr. Genirs, 2,778 shares for Ms. Genzlinger, 1,350 shares for Mr. Kiesendahl, 3,260 shares for Ms. Beilman and 4,760 shares for Mr. Bochnovich that may be acquired through the exercise of stock options within sixty days of the Record Date under the stock option plans.
(4)	Includes 15,000 shares that have been pledged by Mr. Beilman.
*	Less than 1% of Common Stock outstanding

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Biographical Information

The biographies of each of the nominees and continuing directors below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board to determine that the person should serve as a director for the Company as of the date hereof.

Nominees For Director:

William E. Schwarz has been President and Dealer Principal of Edward J. Schwarz, Inc., an automobile dealership, located in Honesdale, Pennsylvania, for over 15 years as well as holding the position of managing partner of a family affiliated real estate partnership. Mr. Schwarz has worked in various capacities within the dealership since 1962. He has been a member of the Bank’s Board of Directors since 1971 and has actively participated in many Board committees during his tenure on the board. He is a lifelong resident of Honesdale and is involved in numerous professional, community and civic affairs. His business background and participation in our local community for nearly 50 years brings knowledge of the local economy and business opportunities for the Bank which has led to the conclusion that he should serve on the Board.

Henry M. Skier has been President of A.M. Skier Agency, Inc., an insurance agency, located in Hawley, Pennsylvania since 1973. Mr. Skier has been a member of the Bank’s Board of Directors since 1982. He has participated in many Board committees during his tenure on the board. He is a lifelong resident of Honesdale and is involved in numerous community and civic affairs in Wayne County along with involvement in various summer camping organizations. His business, A.M. Skier Agency, Inc., is one of the largest independent insurers of children’s summer camps in the United States. Additionally, Mr. Skier has been a founder, director and officer in numerous camp related entities on both the state and national levels. As such, he brings to the Board an expertise regarding this industry in which the Bank has a loan concentration. His business background and participation in our local community for over 50 years brings knowledge of the local economy and business opportunities for the Bank which has led to the conclusion that he should serve on the Board.

Todd J. Stephens was born and raised in Wayne County, Pennsylvania. He has been the Chief Operating Officer for the Medical Shoppe, LTD, parent company of Stephens Pharmacy and Northeast Med-Equip. since 2007. He is also the founder and managing partner of Northeast Accessibility, a provider of specialty equipment and solutions for persons with limited mobility. Prior to that, he was employed with Boston Coach Corp., a wholly owned subsidiary of Fidelity Investments. During his 16 year tenure with that Company, he rose to the level of Senior Vice President with responsibilities for national operations, directing marketing and commerce efforts and managing a national sales organization. He is currently the President of the Wayne County Chamber of Commerce. His business background and participation in our local community brings knowledge of the local economy and business opportunities for the Bank which has led to the conclusion that he should serve on the Board.

The Board of Directors unanimously recommends a

vote “FOR” the election of the above nominees.

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Continuing Directors:

Gary C. Beilman is the President and Chief Executive Officer of the Company and Bank. Mr. Beilman was appointed President and Director on January 1, 2005. He was previously appointed Chief Executive Officer on January 1, 2002. Prior to January 2002, Mr. Beilman served the Company and Bank in various capacities. Mr. Beilman has been employed in the financial services industry since 1976, serving in various capacities in three institutions. He is actively involved in numerous community, charitable and civic organizations. His community involvement and years of service in many areas of operations at the Bank and duties as President and Chief Executive Officer of the Company and the Bank bring a special knowledge of the financial, economic and regulatory challenges the Company faces and makes him well-suited to educating the Board on these matters which has led to the conclusion that he should serve on the Board. Mr. Beilman is the brother-in-law of Maureen H. Beilman.

Robert E. Genirs retired in 1998 as the Chief Administrative Officer for Lehman Brothers where he previously served as Chief Financial Officer and Controller. Through his career in these high level positions within a multinational investment brokerage house, he was involved in and responsible for accounting, audit and governmental reporting. He currently serves as Chief Executive Officer of Woodloch Spa Resort, an all-inclusive destination spa in Hawley, Pennsylvania. His business background and participation in several community organizations for many years brings knowledge of the local economy and business opportunities for the Bank which has led to the conclusion that he should serve on the Board.

Thomas A. Peifer is retired. Prior to his retirement in 2001, Mr. Peifer was Superintendent of the Wallenpaupack Area School District in Hawley, Pennsylvania which provided him personal relationships with numerous area residents who comprise a significant portion of our marketplace. He is the President of Metlag, Inc., a franchised retail Agway store. As a local businessman and lifetime resident of Pike County, he provides knowledge of this market area in which we operate two branch locations. This proficiency is further enhanced by his numerous community and civic affiliations. His business background and participation in our local community over his lifetime brings knowledge of the local economy and business opportunities for the Bank which has led to the conclusion that he should serve on the Board.

Barbara J. Genzlinger is one of the original founders in the early 1980s of The Settlers Inn, a country inn located in Hawley, Pennsylvania, and President of Sayre Mansion, LLC, a country inn located in Bethlehem, Pennsylvania, a position she has held since 2002. She is currently the Secretary/Treasurer of The Settlers Inn, a position she has held since 2004. Ms. Genzlinger is personally involved in these businesses on a daily basis and interacts regularly with many area residents. She is active in numerous community and civic organizations along with national organizations of innkeepers. Her participation in our local community for nearly 35 years brings knowledge of the local economy and business opportunities for the Bank which has led to the conclusion that she should serve on the Board.

John S. Kiesendahl has been the President and Chief Executive Officer of Woodloch Pines Inc., a resort located in Hawley, Pennsylvania since 1981. Mr. Kiesendahl has been a member of the Bank’s Board of Directors since 1985 and has been an active member or chair of several committees. His extensive business experience in the operation of a family resort and its affiliated golf course and residential community includes all aspects of the business including hospitality operations, real estate development and financing. His business background and participation in our local community for over 40 years brings knowledge of the local economy and business opportunities for the Bank which has led to the conclusion that he should serve on the Board.

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John F. Spall has been an attorney, practicing in Hawley, Pennsylvania since 1971. Mr. Spall has been active in all phases of the legal profession for over 40 years with an emphasis on real estate transactions. He is a former solicitor for numerous municipalities and has been Assistant District Attorney for Wayne County. He currently serves as President of the Wallenpaupack Area School District Board of Education. His business background and participation in our local community for over 40 years brings knowledge of the local economy and business opportunities for the Bank which has led to the conclusion that he should serve on the Board.

Business Background of Our Executive Officers Who Are Not Directors

The business experience for the past five years of each of the Company’s executive officers who is not a director is set forth below. Unless otherwise indicated, the executive officer has held his or her position for the past five years.

Maureen H. Beilman is the Chief Financial Officer, Treasurer and Assistant Secretary of the Company and the Bank. Ms. Beilman is the sister-in-law of Gary C. Beilman.

Peter Bochnovich is Senior Vice President and Assistant Secretary of the Company and the Bank. He has served as the Senior Lending Officer since 2001.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that Directors Schwarz, Skier, Genirs, Peifer, Genzlinger, Kiesendahl, Spall and Stephens are considered independent under the independence standards of The NASDAQ Stock Market. In determining the independence of its directors, the Board considered transactions, relationships and arrangements between the Company and its directors that are required to be, as well as not required to be, disclosed in this Proxy Statement under the heading “Related Party Transactions,” including those set forth below. The Company and the Bank prefer to do business with customers who provide services in our market area and therefore, the businesses that are owned by our directors would also be considered in these purchase decisions. Among these purchases are the following: insurance products from the A.M. Skier Insurance Agency of which Mr. Skier is the President, purchase of and service on bank vehicles from Edw. J. Schwarz, Inc. of which Mr. Schwarz is the President, golf fees and restaurant services from Woodloch Pines, Inc. of which Mr. Kiesendahl is the President and CEO, entertainment expenses from The Settlers Inn in which Ms. Genzlinger holds executive positions, merchandise from Greentown Agway of which Mr. Peifer is the President, legal services from Spall, Rydzewski, Anderson, Lalley and Tunis, P.C. of which Mr. Spall is a partner and masonry services from Beilman Construction which is owned by Mr. Beilman’s brother. In addition, the Bank leases space for the Greentown office from Tomlin, Inc. of which Mr. Peifer is the President. The Board approves the purchase of these products and services assuring that the transactions are comparable in price and quality to those in the marketplace. The Board has determined that these purchases do not affect the independence of any director from whom we purchase products or services.

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Board Leadership Structure and Role in Risk Oversight

Under the Board of Directors’ current leadership structure, the offices of Chairman of the Board and Chief Executive Officer are held by separate individuals. William E. Schwarz serves as Chairman of the Board of Directors. Mr. Schwarz is an independent director and does not serve in any executive capacity with the Company. The Company’s Chief Executive Officer is Mr. Gary C. Beilman. Although the offices of Chairman of the Board and Chief Executive Officer are currently held by separate individuals, the Board of Directors has not made a determination that this is the appropriate leadership structure for the Board of Directors in all circumstances and reserves the right to combine these offices in the future if deemed appropriate under the circumstances.

The Board of Directors has general authority over the Company’s risk oversight function with authority delegated to various board committees to review risk management policies and practices in specific areas of the Company’s business. The Audit Committee is primarily responsible for overseeing the Company’s risk management. The Audit Committee works closely with officers involved in the risk management function including the internal auditors who report directly to the Audit Committee.

Director Attendance

The Board of Directors conducts its business through meetings of the Board and through its committees. During the fiscal year ended December 31, 2012, the Board of Directors of the Company held 12 meetings and the Board of Directors of the Bank held 12 meetings, including regularly scheduled and special meetings. No director attended fewer than 75% of the total meetings of the Board of Directors of the Company and committees on which such director served during the fiscal year ended December 31, 2012. The Board of Directors encourages directors to attend the Annual Meeting of Stockholders but does not have a formal policy in that regard. All directors attended the 2012 Annual Meeting.

Committees of the Board of Directors

Nominating Committee. All directors except Gary C. Beilman act as the Nominating Committee for the selection of management’s nominees for directors. The Company believes that the outside directors qualify as independent under the rules of The NASDAQ Stock Market. Although this is not a standing committee, the Board believes that its procedures are sufficient to ensure that its nominees are approved by a majority of the independent directors. The outside directors met twice as a Nominating Committee during the fiscal year ended December 31, 2012. The Board of Directors has adopted a written charter for the Nominating Committee. A current copy of the nominating committee charter is available on the investor relations page of our website at www.thedimebank.com.

The Nominating Committee will consider candidates recommended by stockholders. With respect to each individual vacancy, the Nominating Committee intends to determine the specific qualifications and skills required to fill that vacancy and to complement the existing qualifications and skills of the other Board members. The Committee may consider diversity in market knowledge, background, experience, qualifications and other factors as part of its evaluation of each candidate. Nominations to the Board of Directors made by stockholders must be made in writing to the Secretary and received by the Company not less than 60 days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders of the Company. Notice to the Company of such nominations must include certain information required pursuant to the Company’s bylaws and the proposed nominee must fulfill the existing eligibility standards, including share ownership, management official interlocks prohibition and criminal and regulatory offense prohibition.

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Compensation Committee. The Compensation Committee is comprised of Directors Kiesendahl, Genirs and Skier, each of whom is considered independent under the rules of The NASDAQ Stock Market. Decisions regarding the compensation of our executives are made by the Compensation Committee. They have the strategic and administrative responsibility for ensuring that key management employees are compensated effectively in addition to oversight of all executive compensation plans and employee benefits. The Committee met once during the 2012 fiscal year. The Compensation Committee has adopted a written charter. A current copy of the compensation committee charter is available on the investor relations page of our website at www.thedimebank.com.

Audit Committee. The Audit Committee is comprised of Directors Genirs, Schwarz and Kiesendahl. The Audit Committee is a standing committee that is responsible for developing and maintaining the Company’s and the Bank’s audit program. The Company believes that all members of the Audit Committee qualify as independent directors under the rules of The NASDAQ Stock Market including the specific independence requirements for Audit Committee members. The Committee also meets with the independent auditors to discuss the results of the annual audit and any related matters. The Committee met four times in fiscal year 2012. The Board of Directors has adopted a written audit committee charter for the Audit Committee. A current copy of the Audit Committee charter is available on the investor relations page of our website at www.thedimebank.com.

Audit Committee Financial Expert. The Board of Directors has determined that Robert E. Genirs is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K of the SEC.

Communications with Directors

Stockholders who wish to communicate with the Board of Directors should send their communications to the Secretary at the Company’s main office, PO Box 509, 820 Church Street, Honesdale, Pennsylvania 18431.

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned during the last two fiscal years by our principal executive officer and the two other most highly compensated executive officers whose total compensation (excluding compensation attributable to changes in above market non-qualified deferred compensation earnings) during the fiscal year ended December 31, 2012 exceeded $100,000 for services rendered in all capacities to the Company and the Bank.

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Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	All Other Compensation (3)	Total
Gary C. Beilman	2012	$230,000	$20,000	-	-	$19,651	$269,651
President and Chief Executive Officer	2011	$225,000	$7,500	$73,500	$18,302	$12,680	$336,982

Maureen H. Beilman	2012	$150,000	$13,000	-	-	$13,264	$176,264
Chief Financial Officer	2011	$145,000	$6,000	$63,000	$15,397	$8,197	$237,594

Peter Bochnovich	2012	$150,000	$13,000	-	-	$13,255	$176,255
Senior Vice President	2011	$145,000	$6,000	$63,000	$15,397	$8,188	$237,585

(1)	Based on the aggregate grant date fair value of the restricted stock award computed in accordance with FASB ASC Topic 718. For assumptions used in determining the grant date fair value of the stock awards see Note 11 of Notes to the Consolidated Financial Statements in the 2012 Annual Report to Stockholders.
(2)	Based on the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718. For assumptions used in determining the grant date fair value of the stock options see Note 11 of Notes to the Consolidated Financial Statements in the 2012 Annual Report to Stockholders.
(3)	All other compensation for the last fiscal year consists of the following:

	401 (k) Matching Contribution	Profit Sharing Contribution	Cash Dividends on Unvested Restricted Stock Awards	Tax Reimbursement	Total
Gary C. Beilman	$9,222	$6,894	$2,873	$662	$19,651

Maureen H. Beilman	$6,018	$4,494	$2,463	$289	$13,264

Peter Bochnovich	$6,018	$4,494	$2,463	$280	$13,255

The Company does not have employment agreements with any of the named executive officers. Their salaries are determined annually by the Compensation Committee of the Board of Directors which also awards cash bonuses on a discretionary basis.

The Company matches employee contributions to its 401(k) Plan on a dollar-for-dollar basis up to 3% of salary and matches 50% of contributions in excess of that amount up to an additional 2% of salary. For the last fiscal year, the Company made a 3% discretionary, profit-sharing contribution to all eligible employees reflecting the Company’s financial results for the year, regardless of the amount contributed by employees. The 401(k) Plan is described in more detail below.

To provide additional retirement security to named executive officers and encourage their continued service, the Company has entered into Salary Continuation Agreements with each of the named executive officers. The agreements are described in detail below. Because these are not tax-qualified plans, the annual increase in the present value of the named executive officers’ retirement benefits under the Salary Continuation Agreements is treated as taxable compensation to the named executive officers. In connection with the Salary Continuation Agreements, the Company reimburses the named executive officers for any tax liability incurred as the result of income attributable to participants in the Salary Continuation Agreements.

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The aggregate value of perquisites and personal benefits did not exceed $10,000 for any named executive officer.

All officers, including the above named executive officers, have an in-service death benefit under a bank-owned life insurance policy equal to three times salary. If the officers satisfy certain age and years of service requirements, they will be entitled to a death benefit under these policies equal to two times their final salary after they leave the Company.

Outstanding Equity Awards at December 31, 2012. The following table sets forth information on an award-by-award basis with respect to outstanding equity awards of the named executive officers at fiscal year end.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)
Gary C. Beilman	1,260	5,040	$35.00	9/21/2021	1,680	$60,900
	4,200	-	$35.95	9/22/2015
Maureen H. Beilman	1,060	4,240	$35.00	9/21/2021	1,440	$52,200
	2,200	-	$35.95	9/22/2015
Peter Bochnovich	1,060	4,240	$35.00	9/21/2021	1,440	$52,200
	3,700	-	$35.95	9/22/2015

(1)	Options vest and become exercisable at the rate of 20% per year over a five-year period from the date of grant.
(2)	Awards vest at the rate of 20% per year over a five-year period from the date of grant.
(3)	Based on the last reported sale price of the Common Stock as of December 31, 2012 ($36.25 per share).

Retirement, Severance and Change-in-Control Agreements.

The named executive officers are parties to various agreements that provide for payments in connection with any termination of their employment.

Severance Agreements. Effective January 1, 2012, the Bank entered into amended and restated change-in-control severance agreements with Messrs. Beilman and Bochnovich and Ms. Beilman. The amended and restated severance agreements have terms of three years each, renewable annually in advance on the second anniversary thereof. If, during the two years following a change in control, the Company or the Bank terminates the executives’ employment for a reason other than cause, death, disability or retirement or the executives voluntarily terminate their employment in certain specified circumstances, the executives will be entitled to a severance payment equal to three (3) times their average annual compensation for the five most recent taxable years that the executive has been employed by the Bank. These agreements also provide for the continuation of all benefit coverage provided under the Bank’s (or its successor’s) employee benefit and welfare plans and programs for up to thirty-six (36) months following a post change-in-control involuntary termination of employment for a reason other than cause or a voluntary termination in the specified circumstances, unless the Bank would owe taxes and penalties as a result in which case the executive will be reimbursed for participation in other comparable coverage. The maximum severance payable to the executives under these agreements, however, will be reduced to the extent necessary to avoid treatment as a non-deductible excess parachute payment under section 280G of the Internal Revenue Code.

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Salary Continuation Agreements. The Bank entered into non-qualified salary continuation agreements with Messrs. Beilman and Bochnovich and Ms. Beilman. If these officers continue to serve as officers of the Bank until they become 65 years old, the Bank has agreed to pay annual benefits of $111,000, $89,000 and $62,000 to Messrs. Beilman and Bochnovich and Ms. Beilman, respectively, for 15 years in each case commencing on the first day of the month following the officer’s 65th birthday. These payments are fixed and do not depend on the officer’s final salary or other compensation. If the officers attain age 65, but die before receiving all of the guaranteed monthly payments, or die before age 65 while serving as an officer, then the Bank will make the remaining payments to that officer’s designated beneficiary or to the representative of his or her estate. If the employee voluntarily terminates their employment, the accrued benefit is payable to them based upon their vested percentage. If they are terminated for cause, they are not entitled to any benefit. In the event of a change-in-control followed by a termination, the officers are entitled to receive a specified annual benefit depending on their age that increases to the level of their normal retirement benefit by age 62.

401(k) Plan. The Bank maintains a defined contribution 401(k) Plan pursuant to which eligible employees may contribute up to 80% of their salaries subject to Internal Revenue Code contribution limits. The 401(k) Plan is open to all employees over the age of 21. The Bank’s contribution to the plan is based on 100 percent matching of voluntary contributions up to 3 percent and 50 percent matching on the next 2 percent of eligible individual compensation. Additionally, the Bank contributed 3% of each eligible employee’s compensation as a discretionary profit sharing contribution in 2012. Employees may invest their 401(k) Plan account balances in various mutual funds. Employee contributions and employer matches are vested at all times, and Bank discretionary profit-sharing contributions are fully vested after five years. Participating employees or their beneficiaries may begin receiving distributions from their 401(k) Plan account following their death, disability or retirement as early as age 60 and must begin receiving minimum required distributions at age 70½ or the year of retirement.

2010 Equity Incentive Plan. Upon a termination of employment (other than due to death or disability) recipients of option awards under the 2010 Equity Incentive Plan will have until the earlier of three months or the expiration date of the options to exercise such options but only to the extent that the options were exercisable at the date of termination. In the event of a termination due to death or disability, the participant (or their estate in the event of death) will have until the earlier of the expiration date or one year (in the event of disability) or two years (in the event of death) to exercise options. In addition, in the event of death or disability, option and restricted stock awards will be deemed vested through the next scheduled vesting date. All plan share awards become vested and non-forfeitable upon a change in control of the Company.

At December 31, 2012, Mr. Beilman, Ms. Beilman and Mr. Bochnovich had unvested options to acquire 5,040, 4,240 and 4,240 shares, respectively, at an exercise price of $35.00 per share, all of which would vest immediately upon a change in control of the Company. At December 31, 2012, Mr. Beilman, Ms. Beilman and Mr. Bochnovich had 1,680, 1,440, and 1,440 shares of unvested restricted stock awards which had an aggregate value of $60,900, $52,200 and $52,200, respectively, based on the last reported sale price of the Common Stock as of that date.

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DIRECTOR COMPENSATION

Set forth below is a table providing information concerning the compensation of the directors of the Company who are not named executive officers for the last completed fiscal year.

Name(1)(2)(3)(4)	Fees Earned or Paid in Cash	All Other Compensation (5)(6)	Total
Robert E. Genirs	$24,000	$4,544	$28,544
Barbara J. Genzlinger	$24,000	$1,096	$25,096
John S. Kiesendahl	$24,000	$1,096	$25,096
Thomas A. Peifer	$24,000	$4,420	$28,420
William E. Schwarz	$24,000	$3,853	$27,853
Henry M. Skier	$24,000	$1,096	$25,096
John F. Spall	$24,000	$5,461	$29,461
Todd J. Stephens	$24,000	$1,353	$25,353

(1)	Director Gary C. Beilman, as the Company's President and Chief Executive Officer, does not receive any additional remuneration as a director.
(2)	Non-employee directors.
(3)	During 2011, each director was granted 870 shares of restricted stock which vest in two equal installments on the anniversary of the grant date. At December 31, 2012, each director had 435 shares of unvested restricted stock awards.
(4)	Director stock option awards outstanding at December 31, 2012 were: 2,700 for Mr. Genirs, 4,128 for Ms. Genzlinger, 2,700 for Mr. Kiesendahl, 1,350 for Mr. Peifer, 4,128 for Mr. Schwarz, 4,128 for Mr. Skier, 1,350 for Mr. Spall and 2,700 for Mr. Stephens.
(5)	Travel expenses of $3,448 were reimbursed to Mr. Genirs for travel related to meeting attendance. Travel expenses of $3,324 for Mr. Peifer, $2,757 for Mr. Schwarz, $4,365 for Mr. Spall and $257 for Mr. Stephens were reimbursed for travel related to conference attendance.
(6)	Each director received $1,096 for cash dividends on unvested restricted stock awards.

For the year ended December 31, 2012, each non-employee director received board fees of $24,000, regardless of attendance. There are no fees paid in connection with attendance of committee meetings. Directors’ fees are paid by the Bank on whose board each director sits; no additional fees are paid for service as a director of the Company.

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RELATED PARTY TRANSACTIONS

Certain directors and executive officers of the Bank, their families and their affiliates are customers of the Bank.

All loans to directors or executive officers or their affiliates require approval of the Board of Directors. The Board may grant favorable interest rates on loans to executive officers as long as the loan discount is offered equally to all Bank employees and the loan is written in compliance with Federal Reserve Regulation O. The Bank’s loan policy grants a 1% discount on origination fees for residential mortgages not more frequently than every two years to all employees, including executive officers. All loans to executive officers include a demand call provision which states that the loan is due and payable at any time that the executive officer is indebted to any other bank in an amount greater than the executive officer is eligible to borrow from The Dime Bank. Set forth below is certain information as to loans made by the Bank to its executive officers, or their affiliates, whose aggregate indebtedness to the Bank exceeded $120,000 at any time since January 1, 2012. Each listed individual participated in the above-referenced benefit program generally available to all other employees and that does not give preference to any executive officer over any other employee.

Name of Individual	Loan Type	Date Originated	Original Loan Amount	Highest Balance During Fiscal 2012	Balance on 12/31/12	Interest Rate on 12/31/12	Previous Rate	Modification Fee
Gary C. Beilman	Residential Mortgage	07/22/09	$300,000	$263,997	$244,486	3.125%	4.500%	$250

Peter Bochnovich	Residential Mortgage	08/06/09	$258,000	$249,538	$242,645	3.875%	5.250%	$250

Other than as described above, all loans, the principal balances of which exceeded $120,000 at any time during the year ended December 31, 2012, made by the Bank to executive officers, directors, immediate family members of executive officers and directors, or organizations with which executive officers and directors are affiliated, were made in the ordinary course of business, on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank and did not involve more than normal risk of collectability or present other unfavorable features.

During the year ended December 31, 2012, the Company paid approximately $216,376 in premiums to A. M. Skier Insurance Agency, of which Director Henry M. Skier is the president, for insurance products.

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PROPOSAL 2. RATIFICATION OF INDEPENDENT AUDITORS

S.R. Snodgrass, A.C. was the Company’s independent public accountants for the 2012 fiscal year. The Board of Directors has appointed Snodgrass to be its accountants for the fiscal year ending December 31, 2013 and is seeking ratification by the Company’s stockholders of such appointment. A representative of S.R. Snodgrass, A.C. is expected to be available at the Annual Meeting to respond to stockholders’ questions and will have the opportunity to make a statement if they so desire.

Fees paid to S.R. Snodgrass, A.C. for the last two fiscal years were as follows:

	2012	2011
Audit Fees(1)	$91,612	$89,778
Audit-Related Fees (2)	$10,985	$9,409
Tax Fees(3)	$20,700	$16,031
All Other Fees(4)	$660	$3,425

(1)	Audit fees consist of fees for professional services rendered for the audit of the Company's financial statements and review of financial statements included in the Company's quarterly reports and services normally provided by Snodgrass in connection with statutory and regulatory filings or engagements.
(2)	Audit-Related fees consist of fees for professional services rendered for the audit of the Company sponsored employee benefit plans.
(3)	Tax services consist of compliance fees for the preparation of state and federal tax returns.
(4)	All other fees are in relation to general consulting services.

The Audit Committee approves all non-audit work performed by Snodgrass in advance and has not adopted any pre-approval policies and procedures.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of S.R. Snodgrass, A.C. as the company’s independent auditors for the 2013 fiscal year.

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PROPOSAL 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by federal securities laws, the Board of Directors is providing the Company’s stockholders with an opportunity to provide an advisory vote on the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and the related narrative discussion contained in this proxy statement.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive compensation program and policies through the following resolution:

“Resolved, that the compensation of the named executive officers, as described in the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this proxy statement, is hereby approved.”

Because the vote is advisory, it will not be binding upon the Company or its Board of Directors.

 The Board of Directors unanimously recommends a vote “FOR” approval of the compensation of the named executive officers.

PROPOSAL 4. Advisory Vote on the Frequency of a Stockholder Vote to Approve Executive Compensation

As required by federal securities laws, the Board of Directors is providing the Company’s stockholders with an opportunity to provide an advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers. The proposal gives the Company’s shareholders the opportunity to determine whether the frequency of a shareholder vote on the compensation of the named executive officers will be every one, two, or three years. Shareholders may also abstain from voting on the frequency of a shareholder vote on executive compensation.

Because the vote is advisory, it will not be binding upon the Company or its Board of Directors. We also note that the Board of Directors recently determined to deregister the Company’s Common Stock with the SEC. As a result, the Company’s obligations to comply with the SEC’s reporting requirements, including the obligations to provide for the advisory vote on executive compensation and the advisory vote on the frequency of the vote on executive compensation, will be suspended after April 2, 2013.

The Board of Directors has determined not to make a recommendation on this proposal.

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REPORT OF THE AUDIT COMITTEE

Review of Audited Financial Statements with Management

The Audit Committee reviewed and discussed the audited financial statement for the year ended December 31, 2012 with the management of the Company.

Review of Financial Statements and Other Matters with Independent Accountants

The Audit Committee discussed with S.R. Snodgrass, A.C., the Company’s independent accountants, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from S.R. Snodgrass, A.C. as required by applicable requirements of the Public Company Accounting Oversight Board regarding S.R. Snodgrass, A.C.’s communications with the Audit Committee concerning independence and has discussed with S.R. Snodgrass, A.C. its independence. The Audit Committee considered whether the provision of the non-audit services listed under “All Other Fees” below was compatible with maintaining S.R. Snodgrass, A.C.’s independence.

Recommendation that Financial Statements be Included in the Annual Report

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

Audit Committee:
Robert E. Genirs - Chairman
John S. Kiesendahl
William E. Schwarz

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and the beneficial owners of more than 10% of the Common Stock to file reports of ownership and changes in ownership of their equity securities of the Company with the SEC and to furnish us with copies of such reports. To the best of our knowledge, all of the filings by our directors and executive officers were made on a timely basis during the 2012 fiscal year. We are not aware of any beneficial owners of more than 10% of the Common Stock.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the Company’s Proxy Statement for the Annual Meeting of Stockholders to be held in 2014, all stockholder proposals must be submitted to the Secretary at the Company’s office, PO Box 509, 820 Church Street, Honesdale, Pennsylvania 18431, on or before November 27, 2013. In order to be considered for possible action by stockholders at the 2014 annual meeting of stockholders, stockholder nominations for director and stockholder proposals not included in the Company’s proxy statement must be submitted to the Secretary of the Company, at the address set forth above, no later than February 24, 2014.

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STOCKHOLDERS SHARING A SINGLE ADDRESS

Only one copy of this Proxy Statement and the accompanying Annual Report to Stockholders is being delivered to multiple stockholders sharing an address unless the Company has previously received contrary instructions from one or more of such shareholders. On written or oral request to Dimeco, Inc., PO Box 509, 820 Church Street, Honesdale, Pennsylvania 18431, (570) 253-1970, the Company will deliver promptly a separate copy of this Proxy Statement and the Annual Report to Stockholders at a shared address to which a single copy of the documents was delivered. Stockholders sharing an address who wish, in the future, to receive separate copies or a single copy of our proxy statements and annual reports should provide written or oral notice to the Secretary at the address and telephone number set forth above.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by e-mail or telephone without additional compensation.

ANNUAL REPORT ON FORM 10-K

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO MAUREEN H. BEILMAN, DIMECO, INC., P.O. BOX 509, HONESDALE, PA 18431.

BY ORDER OF THE BOARD OF DIRECTORS

John F. Spall

Secretary

Honesdale, Pennsylvania

March 27, 2013

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DIMECO, INC.

ANNUAL MEETING OF STOCKHOLDERS
APRIL 25, 2013

The undersigned hereby appoints the Board of Directors of Dimeco, Inc. (the "Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the named stockholder, to vote all shares of Common Stock of the Company which the named stockholder is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the Community Room of the Wayne County Chamber of Commerce Building located at 303 Commercial Street, Honesdale, Pennsylvania on Thursday, April 25, 2013, at 2:00 p.m., local time, and at any and all adjournments thereof, on this proxy card.

Mark here if you plan to attend the meeting. ☐

Mark here for address change. ☐

____

____

____

IMPORTANT ANNUAL MEETING INFORMATION

THE PROXY STATMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:

http://www.cfpproxy.com/5506

FOLD HERE – PLEASE DO NOT DETACH – PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

X **PLEASE MARK VOTES AS IN THIS EXAMPLE**

1. The election as directors of the nominees listed below for a three-year term: — For ☐ With-hold ☐ For All Except ☐

William E. Schwarz
Henry M. Skier
Todd J. Stephens

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

____

2. The ratification of the appointment of S.R. Snodgrass, A.C. as independent public accountants of the Company for the fiscal year ending December 31, 2013. — For ☐ Against ☐ Abstain ☐

3. The approval of an advisory vote on the compensation of the Company's named executive officers as disclosed in the proxy statement. — For ☐ Against ☐ Abstain ☐

Please be sure to date and sign this proxy card in the box below.

Date

Sign above — Co-holder (if any) sign above

Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

4. An advisory vote on the frequency of the advisory vote on the compensation of the Company's named executive officers. — One Year ☐ Two Years ☐ Three Years ☐ Abstain ☐

In their discretion, such attorneys and proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

The Board of Directors recommends a vote **"FOR"** each of the listed nominees and proposals (2) and (3). The Board of Directors has determined not to make a recommendation on proposal (4).

THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR EACH OF THE NOMINEES, FOR PROPOSALS (2) AND (3) AND ABSTAIN ON PROPOSAL (4). IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the named stockholder be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the Stockholder's decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The named stockholder may also revoke this Proxy by filing a subsequently dated Proxy or by written notification to the Secretary of the Company of his or her decision to terminate this Proxy.

The named stockholder acknowledges receipt from the Company prior to the execution of this Proxy of a Notice of Annual Meeting of Stockholders, a Proxy Statement dated March 27, 2013, and the 2012 Annual Report.

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